Exhibit 99.1

Propell Estimates Unaudited Q3 2011 Revenues Up 390 Percent from Q3 2010; More Than Double Q2 2011
Preliminary Results Show Growth in School Markets; James Fuller Named to Board of Directors

SAN ANSELMO, Calif., October 19, 2011 (PR Newswire) – Propell Corporation (OTCBB:PROP), founder of the PropellShops® (www.propellshops.com) “instant ecommerce” system for schools, musicians and the military,  today announced that revenues for its third quarter, which ended September 30, are expected to exceed revenues from the same quarter in 2010 by more than 390 percent.   Further, revenues for the quarter are expected to be more than double those of the second quarter of 2011.  The Company also announced that James Fuller, a former senior vice president of the New York Stock Exchange and Charles Schwab, has been named a director.

While cautioning that the numbers discussed today are preliminary and unaudited, Propell CEO Ed Bernstein attributed the increase to the success of the Company’s PropellShops service in the educational, nonprofit and military markets.

“In particular, we are seeing that our pilot ‘ESP’ (or ‘event savings program’) for school and gym uniforms, generating higher revenues per store than we have seen before.  We offer schools a way to administer their uniform program without any upfront investment, logistics, or inventory risk.  With schools having limited financial and personnel resources, we believe this program is particularly timely, since it reduces both risk and staff time,” Mr. Bernstein said.  “With pilot ESP shops generating $5,000 to $10,000 per store, we are excited at the prospect of rolling it out to additional schools in the months to come.”

There are more than 140,000 public and private K-12 schools in North America.  Propell works with schools directly, as well as through a partnership with eChalk, which provides technology solutions to thousands of schools nationwide.  In addition, Propell is a School Solutions Partner for the American Association of School Administrators (www.aasa.org), the professional organization for more than 13,000 educational leaders in the United States and throughout the world.  Propell is also a member of the California Association of College Stores (www.cacsonline.org), the National Association of College Stores (www.nacs.org), and the Independent College Bookstore Association (www.icbainc.com).

Revenues for the three months ending September 30, 2011, are expected to exceed $74,000, compared with $15,081 for the same quarter in 2010, a 390 percent increase.  The September numbers also represent more than a 100 percent increase over the $35,977 generated in the second quarter of 2011.

“We’re also delighted today to welcome Jim Fuller to the Propell Board,” Mr. Bernstein added.  “Jim has a wealth of practical financial, operational and marketing experience that we believe can contribute significantly to our growth.”

With more than three decades of financial services experience, Mr. Fuller has served in key roles in major financial, educational and regulatory organizations, including overseeing the consulting practice for the Investment Industries Division of SRI International and serving as Senior Vice President of the New York Stock Exchange (NYSE) from 1976 to 1981, where he was responsible for corporate development, marketing, corporate listing and regulation oversight, research and public affairs.

In 1981, he was named by President Ronald Reagan to serve on the Board of Directors of the Securities Investor Protection Corporation (SIPC) until 1987. He was Senior Vice President of Marketing for Charles Schwab and Company from 1981 to 1985.  Subsequently, he held key roles as President of Bull & Bear Group, a mutual fund/discount brokerage company in New York, as Senior Vice president and Director of Bridge Information Systems and founder and head of Morgan Fuller Capital Group, a registered broker/dealer based in San Francisco, CA.

Mr. Fuller is currently Partner in the Private equity firm, Baytree Capital, where he oversees the West Coast operations and their interests in the Far East including China.

PROPELL CORPORATION	propellshops.com

He is past Chairman of the Board of Pacific Research Institute, and is a member of the Board of the International Institute of Education. He is an elected member and vice chairman for finance of the San Francisco Republican Central Committee and is a member of the Pacific Council for International Policy, Commonwealth Club, and past member of the Committee of Foreign Relations. He served on the Board of Trustees of the University of California, Santa Cruz for 12 years.  He received his MBA in Finance from California State University and his Bachelor of Science in Marketing and Political Science from San Jose State University.

ABOUT PROPELL CORPORATION

Propell Corporation's PropellShops® service is a web-based ecommerce solution in which any partner  – whether military organization, K-12 school, university, nonprofit, team or business – can offer a web store offering customized apparel and gifts featuring their brand, logo or other artwork.  Propell also partners with content owners, licensing content for shops that Propell manages on the licensor’s behalf.  Propell does the rest – hosting the shop, making the products, shipping them to customers, and paying the partner a share of every sale.

In addition to providing online shops and on-demand merchandise for a variety of businesses, nonprofits and other organization, Propell serves the U.S. Military through its recently announced Made To Order Navy™ program in partnership with the Navy Exchange Service Command (NEXCOM) at www.mynavyexchange.com, the Army Air Force Exchange Service at http://shop.aafes.com and http://shopmyexchange.com, as well as numerous K-12 schools and universities nationwide, including University of Rochester, Cal State and Biola University, as well as licensing relationships with the Licensing Resource Group and Affinity Marketing for additional schools, conferences, and sororities and fraternities.  Propell is also a partner of the Independent College Bookstore Association (www.icbainc.com), the California Association of College Stores (www.cacsonline.org), and the National Association of College Stores (www.nacs.org); and is a School Solutions Partner for the American Association of School Administrators (www.aasa.org).

For more information please visit www.propellshops.com, email info@propellshops.com, or call 415-480-6860.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the words “believe,” “anticipate,” “expect,” “intend,” “estimate,” and similar expressions. All statements in this document regarding the future outlook related to Propell Corporation are forward-looking statements, including, but not limited to the anticipated growth to be derived from Mr. Fuller’s service of the Board.  Such statements are based on the current expectations, beliefs, estimates and projections of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, such as the risk that our K-12, college and military shops will not grow at the same rate or continue to produce similar revenues, our anticipated expansion may not occur as planned,  we may not be able to attract the anticipated number of customers, we may be unable to derive the anticipated benefits from Mr. Fuller’s Board service, or that the preliminary unaudited revenue figures released today will be substantially revised in connection with our audit. Additional uncertainties and risks are described in our most recently filed SEC documents, such as our most recent annual report on Form 10-K. For a more detailed discussion of factors that affect Propell Corporation’s operations, please refer to the Company’s Securities and Exchange Commission filings. Copies of this filing are available in the investor section of our website at www.propellshops.com as well as through the SEC website at http://www.sec.gov. All forward-looking statements are based upon information available to us on the date hereof. The Company undertakes no obligation to update this forward-looking information.